Exhibit 10.4

                               SECURITY AGREEMENT

     This SECURITY AGREEMENT is entered into as of FEBRUARY 15, 2007 by and between PEOPLES EDUCATIONAL HOLDINGS, INC. AND PEOPLES EDUCATION, INC. (collectively the "Debtor") and SOVEREIGN BANK ("the Secured Party").

                                    SECTION 1

                                   DEFINITIONS

SECTION 1.1 SPECIFIC DEFINITIONS. The following definitions shall apply:

     (a) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (b) "Account Debtors" means Debtor's customers and all other persons who are obligated or indebted to Debtor in any manner, whether directly or indirectly, primarily or secondarily, contingently or otherwise, with respect to Accounts or General Intangibles.

     (c) "Accounts" means all Accounts, contract rights, instruments, documents, chattel paper, and obligations in any form owing to Debtor arising out of the sale or lease of goods or the rendition of services by Debtor whether or not earned by performance; all credit insurance, guaranties, letters of credit, advices of credit, and other security for any of the above; all merchandise returned to or reclaimed by Debtor; and Debtor's Books relating to any of the foregoing.

     (d) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (e) "Collateral" has the meaning given in section 2.1.

     (f) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (g) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (h) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (i) "Debtor's Books" means all of Debtor's books and records including, but not limited to: minute books; ledgers; customer lists; records indicating, summarizing, or evidencing Debtor's assets, liabilities, and the Accounts; all information relating to Debtor's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, and other computer-prepared information and the equipment containing such information.

     (j) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]


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     (k) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (l) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (m) "Environmental Protection Statute" shall mean any federal or state law, statute, rule, ordinance, judgment, order, decree, permit, license, regulation, or other governmental restrictions or requirements enacted in connection with or relating to the protection or regulation of the environment, health, or any Hazardous Substance or Hazardous Waste.

     (n) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (o) "Equipment" means all equipment, fixtures, machinery, machine tools, office equipment, furniture, furnishings, motors, motor vehicles, tools, dies, parts, jigs, goods, all attachments, accessories, accessions, parts, replacements, substitutions, additions, and improvements thereto, and all supplies used or to be used in connection therewith, including, without limitation, each of the items of equipment set forth on any schedule of Equipment that is either now or in the future delivered by Debtor to Secured Party and incorporated herein by reference.

     (p) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all references to sections thereof shall include such sections and any predecessor provisions thereto, including any rules or regulations issued in connection therewith.

     (q) "ERISA Affiliate" means each trade or business (whether or not incorporated) that, together with Debtor, would be treated as a single employer under Section 4001(b) (1) of ERISA or Section 414(b) or 414(c) of the IRC.

     (r) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (s) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (t) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (u) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (v) "General Intangibles" means all general intangibles, choses in action, causes of action, and all other personal property of every kind and nature (other than goods and Accounts), including, without limitation, patents, trademarks, trade names, service marks, copyrights, copyright rights now owned or hereafter acquired and all applications, registrations, licenses and recievibles for any of the above and/or like protections in each work of authorship and directive work thereof, whether published or unpublished; and goodwill, trade secrets, licenses, franchises, rights under agreements, deposit accounts, tax refunds, tax refund claims, moneys due from pension funds, and Debtor's Books relating to any of the foregoing.

     (w) "Hazardous Substance" means (a) any "hazardous substance" as such term is presently defined in section 101(4) of CERCLA (42 USC Section 9601(14)); (b) any additional substances under any applicable laws relating to the real property owned or occupied by Debtor.

     (x) "Hazardous Waste" has the meaning assigned to that term in 42 USC
Section 6903(5) and 40 CFR Section 261.3.

     (y) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (z) "Inventory" means any and all goods, supplies, wares, merchandise, and other tangible personal property, including raw materials, work in process, supplies and components, and finished goods, whether held for sale or lease or to be furnished under any contract for service or so leased or furnished, and also including products of and accessions to inventory, packing and shipping materials, and all documents of title, whether negotiable or nonnegotiable, representing any of the foregoing.

     (aa) "IRC" means the Internal Revenue code of 1986, as amended, and all references to sections thereof shall include such sections and any successor provisions thereto.

     (bb) "Lien" means any security interest, mortgage, pledge, assignment, lien, or other encumbrance of any kind, including any interest of a vendor under a conditional sale contract or consignment and any interest of a lessor under a capital lease.

     (cc) "Loan Agreement" means the loan agreement of even date herewith between Secured Party and PEOPLES EDUCATIONAL HOLDINGS, INC.

     (dd) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (ee) "Multiemployer Plan" means a plan described in Section 3(37) or 4001(a) (3) of ERISA or Section 414 of the IRC, which covers employees of Debtor or any ERISA Affiliate.

     (ff) "Negotiable Collateral" has the meaning set forth in Section 8.3.

     (gg) "Notes" mean the two promissory notes of PEOPLES EDUCATIONAL HOLDINGS, INC. payable to the order of Secured Party of even date herewith in the principal amounts of $10,000,000.00 and $10,000,000.00, respectively. Each promissory note shall be individually known as a "Note."

     (hh) "Obligation(s)" means (i) the due and punctual payment of all amounts due or to become due under the Notes; (ii) the performance of all obligations of Debtor under this Agreement and the Loan Agreement between Debtor and Secured Party dated of even date herewith, and under all other Security Documents; (iii) all extensions, renewals, modifications, amendments, and refinancings of any of the foregoing; (iv) all Secured Party Expenses; and (v) all loans, advances, indebtedness, and other obligations owed by Debtor to Secured Party of every description whether now existing or hereafter arising (including those owed by Debtor to others and acquired by Secured Party by purchase, assignment, or otherwise) and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not Secured by additional Collateral, and including, without limitation, obligations to perform or forbear from performing acts, all overdrafts on Accounts maintained with Secured Party, and all amounts represented by letters of credit now or hereafter issued by Secured Party for the benefit of or at the request of Debtor.

     (ii) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (jj) "PBGC" means the Pension Benefit Guaranty Corporation.

     (kk) "Permitted Liens" means

          (i) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not yet due or is being contested as permitted in this Agreement;

          (ii) Liens incurred after the date hereof resulting from any judgment or award, the time for the appeal or petition for rehearing of which has not expired, or in respect of which Debtor is in good faith prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review has been Secured;

          (iii) Liens and priority claims incidental to the conduct of business or the ownership of properties and assets (including warehouse's and attorney's Liens and statutory landlord's Liens); deposits, pledges, or Liens to secure the performance of bids, tenders, or trade contracts, or to secure statutory obligations; and surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided that in each case the obligation Secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings; and further provided that any such warehouse's or statutory landlord's Liens have been subordinated to the Liens of Secured Party in a manner satisfactory to Secured Party;

          (iv) Liens existing on the date of this Security Agreement that secure indebtedness outstanding on such date and that are disclosed on Exhibit 1.1 hereto;

          (v) Liens incurred after the date hereof given to secure the payment of the purchase price incurred in connection with the acquisition of Equipment useful and intended to be used in carrying on the business of Debtor, including Liens existing on such Equipment at the time of acquisition thereof; provided that (a) the Lien shall attach solely to the Equipment acquired or purchased and
(b) at the time of acquisition of such Equipment, the amount of indebtedness Secured by Liens on such Equipment shall not exceed an aggregate amount equal to $150,000.00.

          (vi) Liens incurred or arising in connection with existing or future capital leases entered into by Debtor; provided that the amount of indebtedness Secured by Liens on such capital leases shall not exceed an aggregate amount equal to $150,000.00 PER YEAR.

     (ll) "Plan" means any plan (other than a Multiemployer Plan) described in section 3(2) of ERISA maintained for employees of Debtor of any ERISA Affiliate (and any such plan no longer maintained by Debtor or any ERISA Affiliate to which Debtor or any ERISA Affiliate has made or was required to make any contributions within any of the preceding five (5) years).

     (mm) "Proceeds" means all proceeds and products of Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering Collateral; all property received wholly or partly in trade or exchange for Collateral; all claims against third parties arising out of damage, destruction, or decrease in value of the Collateral; and all rents, revenues, issues, profits, and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition of the Collateral or any interest therein.

     (nn) "Prohibited Transaction" means any transaction described in section 406 of ERISA or the transitional rules set forth in section 414(c) of ERISA, and any transaction described in Section 4975(c) of the IRC that is not exempt by reason of Section 4975(c)(2) of the IRC or the transitional rules of section 2003(c) of ERISA.

     (oo) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (pp) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (qq) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (rr) "Reportable Event" means a reportable event described in Section 4043 of ERISA or the regulations thereunder, a withdrawal from a Plan described in
Section 4063 of ERISA, or a cessation of operations described in Section 4068(f) of ERISA.

     (ss) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (tt) "Secured Party Expenses" means: (i) all costs or expenses (including, without limitation, taxes and insurance premiums) required to be paid by Debtor under this Agreement or under any of the other Security Documents that are paid or advanced by Secured Party; (ii) filing, recording, publication, and search fees paid or incurred by Secured Party in connection with Secured Party's transactions with Debtor; (iii) costs and expenses incurred by Secured Party to correct any default or enforce any provision of the Security Documents or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, and preparing for sale and/or advertising to sell the Collateral, whether or not a sale is consummated; (iv) costs and expenses of suit incurred by Secured Party in enforcing or defending the Security Documents or any portion thereof; and (v) Secured Party's reasonable attorney fees and expenses incurred (after execution of this Agreement) in advising Secured Party with respect to, or in structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending, or otherwise concerning, the Security Documents or any portion thereof, irrespective of whether suit is brought.

     (uu) "Security Document" means this Agreement and any other agreement or instrument entered into between Debtor and Secured Party or executed by Debtor and delivered to Secured Party in connection with this Agreement, including, without limitation, the Loan Agreement between Debtor and Secured Party of even date herewith, and the Notes.

     (vv) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (ww) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (xx) "Unmatured Default" means an event that, with the passage of time or giving of notice, or both, would be an Event of Default.

SECTION 1.2. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND UNIFORM COMMERCIAL
CODE.

     All financial terms used in this Agreement, other than those defined in this Section, have the meanings accorded to them generally accepted accounting principles. All other terms used in this Agreement, other than those defined in this Section, have the meanings accorded to them in the Uniform Commercial Code.

SECTION 1.3. CONSTRUCTION

     (a) Unless the context of this Agreement clearly requires otherwise, the plural includes the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning of the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and other similar terms in this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement.

     (b) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Secured Party or Debtor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties and its counsel and shall be construed and interpreted according to the ordinary meaning of the words used as to accomplish the purpose and intentions of all parties hereto fairly.

     (c) In the event of any direct conflict between the express terms and provisions of this Agreement and of the Loan Agreement, the terms and provisions of the Loan Agreement shall control.

                                    Section 2

                                SECURITY INTEREST

SECTION 2.1. GRANT OF SECURITY INTEREST. In order to secure prompt payment and performance of all Obligations, Debtor hereby grants to Secured Party a continuing first-priority pledge and security interest in the following property of Debtor (the "Collateral"), whether now owned or existing or hereafter acquired or arising and regardless of where located, SUBJECT ONLY TO Permitted Liens. This security interest in the Collateral shall attach to all Collateral without further act on the part of Secured Party or Debtor.

     The Collateral shall consist of the following:

     (a) All Accounts;

     (b) All Inventory and including all raw materials and work in process to be processed into such inventory, together with all products of and accessions to such inventory, packing and shipping materials relating thereto, and all negotiable and nonnegotiable documents of title representing any of the foregoing;

     (c) All Equipment;

     (d) All General Intangibles;

     (e) All Proceeds;

     (f) All notes, drafts, instruments, documents, securities, money, letters of credit, advices of credit, or other property owned by Debtor or in which Debtor has an interest that now or hereafter are at any time in the possession or control of Secured Party or in transmit by mail or carrier to or in the possession of any third Party acting on behalf of Secured Party, without regard to whether Secured Party received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise, or whether Secured Party had conditionally released the same, and all deposits accounts of Debtor, including all demand, time savings, passbooks, or other passbook accounts.

                                    SECTION 3

                            SPECIFIC REPRESENTATIONS

SECTION 3.1.NAMES OF DEBTOR. The exact corporate name of Debtor is PEOPLES EDUCATIONAL HOLDINGS, INC. AND PEOPLES EDUCATION, INC. ("COLLECTIVELY DEBTOR"). Debtor is incorporated under the laws of the State of DELAWARE.

SECTION 3.2. MERGERS AND CONSOLIDATIONS. Except as disclosed on Exhibit 3.2, within the past five (5) years, no entity has merged into Debtor or been consolidated with Debtor, and the business of Debtor has not ever been conducted as a partnership or proprietorship.

SECTION 3.3. PURCHASE OF ASSETS. Except as disclosed on Exhibit 3.3, within the past five (5) years, no entity has sold substantially all of its assets to Debtor or sold assets to Debtor outside the ordinary course of such seller's business at any time in the past.

SECTION 3.4. CHANGE OF NAME OR IDENTITY. So long as any of the Obligations remain unpaid or unsatisfied, Debtor shall not change its name, business structure, or identify or use any new trade name or merge into or consolidate with any other entity.

                                    SECTION 4

                         PROVISIONS CONCERNING ACCOUNTS

SECTION 4.1. OFFICE AND RECORDS OF DEBTOR. Debtor's chief executive office is located at: 299 MARKET STREET, SADDLE BROOK, NJ 07663. Debtor maintains all of Debtor's Books with respect to its Accounts at that address. Debtor has not at any time within the past four (4) months maintained its chief executive office or Debtor Books with respect to its Accounts at any other location and shall not do so hereafter except with prior written notice to Secured Party.

SECTION 4.2. REPRESENTATIONS. Debtor represents and warrants that each Account at the time of its assignment to Secured Party (a) will be owned solely by Debtor; (b) will be for a liquidated amount maturing as stated in Debtor's Books; (c) will be a bona fide existing obligation created by the final sale and delivery of goods or the rendition of services to Account Debtors by Debtor in the ordinary course of its business; and (d) will not be subject to any known deduction, offset, counterclaim, return privilege, or other condition, except as reflected on Debtor's Books. Debtor shall not redate any invoices or reissue new invoices in full or partial satisfaction of old invoices. Debtor shall have received no notice of actual or imminent bankruptcy or insolvency of any Account Debtor at the time the Account from such Account Debtor is created; and, in accordance with prudent credit policies, the Account Debtor will be able timely to discharge all of its indebtedness to Debtor. Allowances, if any, as between Debtor and its customers will be on the same basis and in accordance with the usual customary practices of Debtor as they exist on the date of this Agreement.

SECTION 4.3. [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

SECTION 4.4. [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

SECTION 4.5. SCHEDULES OF ACCOUNTS; AGING REPORTS. From time to time (but not more than once a quarter), Debtor shall provide Secured Party with schedules describing all Accounts created or acquired by Debtor. Together with each schedule, Debtor shall, if requested by Secured Party, furnish Secured Party with copies of Debtor's sales journals or invoices, customer purchase orders or the equivalent, and original shipping or delivery receipts for all goods sold, and Debtor warrants the genuineness thereof. Debtor shall, from time to time hereafter but not less often than quarterly, execute and deliver to Secured Party no later than the tenth day of each quarter during the term of this Agreement a detailed aging of Accounts by total, a summary aging of Accounts by customer, and a reconciliation statement.

     Should a nonmonetary Event of Default occur, then Debtor shall deliver to Secured Party, as Secured Party may from time to time request during the continuation of the default, original delivery receipts, customer purchase orders, shipping instructions, bills of lading, and other documentation respecting shipment arrangements. Absent such a request by Secured Party, copies of all such documentation shall be held by Debtor as custodian for Secured Party.

     Should a monetary Event of Default occur, then, until all Obligations have been satisfied and loans paid in full, Debtor shall deliver to Secured Party, as Secured Party may from time to time request, original delivery receipts, customer purchase orders, shipping instructions, bills of lading, and other documentation respecting shipment arrangements. Absent such a request by Secured Party, copies of all such documentation shall be held by Debtor as custodian for Secured Party.

SECTION 4.6. SECURED PARTY'S RIGHTS. Should a monetary Event of Default occur, then, until such Event of Default has been cured or waived, any officer, employee, or agent of Secured Party shall have the right, at any time or times hereafter, in the name of Secured Party or its nominee (including Debtor), to verify the validity, amount, or any other matter relating to any Accounts by mail, telephone, or otherwise; and all reasonable costs thereof shall be payable to Secured Party. Secured Party or its designee may at any time, after the occurrence of a monetary Event of Default by Debtor hereunder, notify customers or Account Debtors that Accounts have been assigned to Secured Party or of Secured Party's security interest therein and, after the occurrence of a monetary Event of Default by Debtor hereunder, collect the same directly and charge all collection costs and expenses to Debtor's Account.

     During the continuation of a nonmonetary Event of Default, hereunder then any officer, employee, or agent of Secured Party shall have the right, at any time or times during the continuation thereof, in the name of Secured Party or its nominee (including Debtor), to verify the validity, amount, or any other matter relating to any Accounts by mail, telephone, or otherwise; and all reasonable costs thereof shall be payable to Secured Party. Secured Party or its designee may at any time, during the continuation of a nonmonetary Event of Default hereunder, notify customers or Account Debtors that Accounts have been assigned to Secured Party or of Secured Party's security interest therein and, during the continuation of a nonmonetary Event of Default hereunder, collect the same directly and charge all collection costs and expenses to Debtor's Account.

SECTION 4.7. DISCLAIMER OF LIABILITY. Secured Party shall not be liable to Debtor or any third person for the correctness, validity, or genuineness of any instruments or documents released or endorsed to Debtor by Secured Party (which shall automatically be deemed to be without recourse to Secured Party in any event) or for the existence, character, quantity, quality, condition, value, or delivery of any goods purporting to be represented by any such documents; and Secured Party, by accepting a Lien on the Collateral to Debtor, shall not be deemed to have assumed any obligation or liability to any supplier or creditor of Debtor or to any other third Party. Debtor agrees to indemnify and defend Secured Party and hold it harmless in respect to any claim or proceeding arising out of any matter referred to in section 4.7.

SECTION 4.8. POSTDEFAULT RIGHTS. Upon the occurrence Event of Default by Debtor and during the continuation thereof, no discount, credit, or allowance shall be granted by Debtor to any Account Debtor and no return of merchandise shall be accepted by Debtor without Secured Party's consent. Secured Party may, after default by Debtor and during the continuation thereof, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms that Secured Party considers advisable, and in such cases, Secured Party will credit Debtor's account with only the net amounts received by Secured Party in payment of such disputed Accounts, after deducting all Secured Party Expenses incurred in connection therewith.

SECTION 4.9. ACCOUNTS OWED BY FEDERAL GOVERNMENT. If any Accounts shall arise out of a contract with the United States of America or any department, agency, subdivision, or instrumentality thereof, Debtor shall promptly notify Secured Party thereof in writing and take all other action requested by Secured Party to protect Secured Party's Lien on such Account under the provisions of the federal laws on assignment of claims.

SECTION 4.10. NEW JERSEY AND MINNESOTA ACCOUNTS. If any Account Debtor is located in New Jersey or in Minnesota, Debtor has filed and shall file all legally required Notice of Business Activities Reports with the New Jersey Division of Taxation or the Minnesota Department of Revenue, respectively.

SECTION 4.11. [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

                                    SECTION 5

                    PROVISIONS CONCERNING GENERAL INTANGIBLES

SECTION 5.1. TITLE TO GENERAL INTANGIBLES. Debtor represents and warrants that all of the General Intangibles assigned to Secured Party or in which Debtor grants Secured Party a Lien are owned solely by Debtor.

SECTION 5.2. INTELLECTUAL PROPERTY.

     (A) A true and complete schedule setting forth all patents, federal and/or state trademarks, service marks, trade name or brand name registrations and copyright registrations, and all


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

pending applications and applications to be filed herefor, owned or controlled by Debtor or licensed to Debtor, together with a summary description and full information in respect of the filing, registration, or issuance thereof, and expiration dates, is contained in Exhibit 5.2 hereto. No licenses, sublicenses, covenants, or agreements have been entered into by Debtor in respect of any of such items, and each such item is in full force and effect, free and clear of all Liens and encumbrances of every nature, is not currently being challenged in any way, and is not involved in any pending (or, to the knowledge of Debtor, threatened) interference proceeding.

     (B) THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (C) Concurrently with its execution and delivery of this Agreement, Debtor shall execute and deliver to Secured Party collateral assignments of all registered patents, trademarks, trade names, copyrights, and applications for any of them, in a form satisfactory to Secured Party and suitable for recording in the records of the registering authority.

SECTION 5.3. [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

SECTION 5.4. LEASES.

     (a) Exhibit 5.4 is a true and complete list of all leases of real estate or personal property to which Debtor is a party. Debtor represents and warrants that each of the leases, and other agreements listed on Exhibit 5.4 is in full force and effect; that neither Debtor nor, to Debtor's knowledge, any other party thereto is in default under or in breach of the terms or condition of any such lease or other agreement; that there has not occurred any Event of Default or event that, after the giving of notice or the lapse of time or both, would constitute a default under or breach of any such lease, contract, or other agreement.

     (b) Debtor shall not amend, modify, or supplement any lease or agreement included in the Collateral and listed on Exhibit 5.4 or waive any provision thereof, without the prior written consent of the Secured Party, other than in the ordinary cause of business.

     (c) Debtor shall remain liable to perform all of its duties and obligations under any leases and agreements included in the Collateral to the same extent as if this Agreement had not been executed; and Lender shall not have any obligation or liability under such leases and agreements by reason of this Agreement or otherwise.

                                    SECTION 6

                         PROVISIONS CONCERNING INVENTORY

SECTION 6.1. LOCATIONS. Exhibit 6.1 is a true and correct list showing all places where Inventory is located (except for Inventory in transit), including, without limitation, facilities leased and operated by Debtor and locations neither owned nor leased by Debtor, and showing all such places where Inventory of Debtor has been located in the past four months. Such list indicates whether the premises are those of a warehouseman or other party. No Inventory will be removed from locations set forth in Exhibit 6.1 except for the purpose of sale in the ordinary course of


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

Debtor's business. No Inventory will be stored at locations other than those set forth in Exhibit 6.1 except with the prior written consent of Secured Party (or, upon thirty (30) days' written notice to Secured Party, to such other locations as to which all action required to protect and perfect Secured Party's Lien in such Inventory has been taken). Inventory may be moved from one location set forth in Exhibit 6.1 to another in the ordinary course of Debtor's business.

SECTION 6.2. MERCHANTABLE INVENTORY. All Inventory consisting of raw materials and finished goods is now and at all times hereafter shall be of good and merchantable quality, free from defects.

SECTION 6.3. BOOKS AND RECORDS. Debtor does now keep and hereafter at all times shall keep correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and its cost therefor; all such records shall be available upon demand to Secured Party for inspection and copying.

SECTION 6.4. [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

SECTION 6.5. [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

SECTION 6.6. [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

SECTION 6.7. SALES OF INVENTORY. Except during the continuance of an Event of Default following written notice of cessation from the Bank, Debtor may sell Inventory in the ordinary course of its business (which does not include a transfer in full or partial satisfaction of indebtedness or a transfer for less than fair equivalent value).

SECTION 6.8. WAREHOUSES AND LANDLORDS. Except as disclosed in Exhibit 6.8 attached hereto, Inventory is not now and shall not at any time hereafter be stored with a bailee, warehouse, or similar Party without Secured Party's prior written consent. If any Inventory is so stored, Debtor will, concurrent with storing such Inventory, cause any such bailee, warehouse, or similar Party to issue and deliver to Secured Party, in a form acceptable to Secured Party, warehouse receipts in Secured Party's name evidencing the storage of the Inventory. All such warehouse receipts do and will evidence ownership of the Inventory stored by the issuers thereof, and the holder thereof is and will continue to be the owner of good and marketable title of same, free and clear of any Liens or encumbrances. All such warehouse receipts are and will be genuine, valid, and enforceable by the holder thereof in accordance with their terms and all statements thereon are and will be true and accurate in all respects.

SECTION 6.9. WAREHOUSE AGREEMENTS. Debtor shall provide Secured Party with copies of all agreements between Debtor and any warehouse at which Inventory may from time to time be kept and shall deliver to Secured Party a landlord's or warehouseman's waiver satisfactory to Secured Party prior to entering into any lease for warehouse, storage or business facilities.

SECTION 6.10. BULK PURCHASES. Except as set forth in Exhibit 6.10, Debtor has not purchased any of the Collateral (a) in a transaction subject to the bulk transfer laws or (b) in a transaction that was outside the ordinary course of the seller's business.

SECTION 6.11. CUSTOMER DEPOSITS. When Debtor has received from any customers a deposit or any full or partial payment for Collateral still in Debtor's possession and such Collateral is reflected on Debtor's financial statements delivered to Secured Party, Debtor shall report to Secured Party in writing the amount of such deposits or payments when Debtor delivers those financial statements to Secured Party.

SECTION 6.12. [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

SECTION 6.13. COMPLIANCE WITH LAW. Debtor shall comply with all federal, state, and local laws, regulations, rulings, and orders applicable to Debtor or its assets or business, in all material respects. Without limiting the generality of the previous sentence, Debtor shall comply with all requirements of the federal Fair Labor Standards Act in the conduct of its business and the production of Inventory. Debtor shall notify Secured Party immediately of any violation by Debtor of the Fair Labor Standards Act, and a failure of Debtor to so notify Secured Party shall constitute a continuing representation that all Inventory then existing has been produced in compliance with the Fair Labor Standards Act.

                                    SECTION 7

                         PROVISIONS CONCERNING EQUIPMENT

SECTION 7.1. LOCATIONS. Debtor warrants and represents that Exhibit 7.1 hereto is a true and correct list showing the places where any of Debtor's Equipment is now located or has been located at any time in the past four months. No Equipment will be moved from its present location set forth in Exhibit 7.1 until all steps necessary or appropriate to perfect Secured Party's security interest in the Equipment at such new location and to verify the priority of that security interest have been taken to the satisfaction of Secured Party.

SECTION 7.2. [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

SECTION 7.3. MAINTENANCE AND REPAIR. Debtor shall keep and maintain the Equipment in good operating condition and repair and make all necessary repairs thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Debtor shall immediately notify Secured Party of any material loss or damage to the Equipment.

SECTION 7.4. FIXTURES. Debtor shall not permit any item of Equipment to become a fixture to real estate or an accession to other property without the prior written consent of Secured Party, and the Equipment is now and shall at all times remain personal property except with Secured Party's prior written consent. If any of the Collateral is or will be attached to real estate in such a manner as to become a fixture under applicable state law and if such real estate is encumbered, Debtor will obtain from the holder of each Lien or encumbrance a written consent and subordination to the security interest hereby granted, or a written disclaimer of any interest in the Collateral, in a form acceptable to Secured Party. Exhibit 7.4 sets forth all locations at which fixtures of Debtor are located and the name of the owner of record of the real estate at each location if Debtor is not the owner of record.

SECTION 7.5. EVIDENCE OF OWNERSHIP. If Debtor now or hereafter has any vehicles, aircraft, watercraft, or other Equipment for which a certificate of title has been issued, Debtor shall immediately deliver to Secured Party, properly endorsed, each certificate of title or application for title or other evidence of ownership for each such item of Equipment. Debtor shall take all actions necessary to have Secured Party's Lien properly recorded on each such certificate of title and take all other steps necessary to perfect Secured Party's Lien in all such assets now or hereafter owned by Debtor.

SECTION 7.6. TRANSFERS OF EQUIPMENT. Secured Party, at the request of Debtor, shall release its security interest in any Equipment comprising part of the Collateral without substitution therefor as long as:

     (a) Prior to the release of Secured Party's security interest, Debtor shall pay to Secured Party (i) the proceeds from the sale; (ii) the fair market value of the Equipment; or (iii) an amount equal to the original cost of the Equipment to Debtor less depreciation calculated on a straight-line basis for the useful life of the Equipment, whichever amount is greatest;

     (b) The value, marketability, and operating integrity of the remaining Collateral after such action is not impaired; and

     (c) No Event of Default has occurred and is continuing.

SECTION 7.7. SUBSTITUTION OF EQUIPMENT. Debtor may from time to time substitute Equipment, provided that (a) the substituted Equipment is not subject to any Lien, other than a Permitted Lien, and has a fair market value at least equal to the fair market value of the Equipment for which it is substituted; (b) the marketability and operating integrity of the Debtor's Equipment after such substitution is not impaired; and (c) no Event of Default has occurred, any such substituted Equipment shall become a part of the Collateral, and the Equipment for which substitution has been made shall become the property of Debtor free and clear of the security interest of Secured Party.

SECTION 7.8. [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

SECTION 7.9. ADDITIONAL ACQUISITIONS. Debtor shall promptly notify Secured Party in writing of any of its acquisitions, by Purchase, Lease, or otherwise, or any after-acquired Equipment, including a description of the Equipment and of its present locations and (if different) its intended permanent locations.

                                    SECTION 8

                     OTHER PROVISIONS CONCERNING COLLATERAL

SECTION 8.1. TITLE. Debtor has good an marketable title to the Collateral, and the Liens granted to Secured Party pursuant to the Agreement are fully perfected first-priority Liens in and to the Collateral, subject only to Permitted Liens, with priority over the rights of every person in the Collateral other than the rights of Debtor and any Permitted Liens, and the Collateral is free, clear and unencumbered by any Liens in favor of any person other than Secured Party, except for Permitted Liens.

SECTION 8.2. FUTURE ASSURANCES. Debtor shall execute and deliver to Secured Party, concurrent with Debtor's execution of this Agreement and at any time or times hereafter at the written request of Secured Party, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, assignments, endorsements of certificates of title, applications for titles, affidavits, reports, notices, schedules of Accounts, letters of authority and all other documents Secured Party may reasonably request, in form satisfactory to Secured Party, to perfect and maintain perfected Secured Party's Liens in the Collateral and in order to consummate fully all the transactions contemplated under the Security Documents. Debtor hereby irrevocably makes, constitutes, and appoints Secured Party (and any of Secured Party's officers, employees or agents designated by Secured Party) as Debtor's true and lawful attorney with power to sign the name of Debtor on any of the above-described documents or on any other similar documents that need to be executed, recorded, and/or filed in order to perfect or continue perfected Secured Party's Liens in the Collateral. The appointment of Secured Party as Debtor's attorney is irrevocable as long as any Obligations are outstanding. Any person dealing with Secured Party shall be entitled to rely conclusively on any written or oral statement of Secured Party that this power of attorney is in effect.

SECTION 8.3. DELIVERY OF POSSESSION. If any Collateral, including proceeds, consists of a letter of credit, advice of credit, instrument, money, certificates of deposit, negotiable document, chattel paper, or similar property (collectivey "Negotiable Collateral"), Debtor shall immediately upon receipt thereof, endorse and assign such Negotiable Collateral over to Secured Party and deliver actual physical possession of the Negotiable Collateral to Secured Party.

SECTION 8.4. CERTIFICATES OF DEPOSIT. Immediately upon execution of this Agreement, Debtor shall give written notice of Secured Party's Liens to all persons who have issued certificates of deposit to Debtor and, at the request of Secured Party, shall obtain the written consent of the issuer to such security interest and a waiver (or subordination) of any Lien and right of setoff of such issuer as to such certificate of deposit or the funds represented thereby.

SECTION 8.5. TRANSFER OF COLLATERAL. Debtor shall not sell, lease, license, transfer or otherwise dispose of any interest in any Collateral except in the ordinary course of its business; sales of Inventory in full or partial satisfaction of existing Obligations of Debtor are not considered to be sales in the ordinary course of business.

SECTION 8.6. ACQUISITION OF ASSETS. Debtor shall promptly notify Secured Party in writing of its aquisition by purchase, lease, or otherwise of any after-acquired tangible property or intangible property of the type included in the Collateral with the exception of purchases in the ordinary course of Debtor's business. Such notice shall include a description of the acquired property and of its present locations and (if different) of its intended permanent locations.

SECTION 8.7. [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

SECTION 8.8. SECURED PARTY'S DUTY OF CARE. Secured Party shall have no duty of care with respect to the Collateral except that Secured Party shall exercise reasonable care with respect to the Collateral in Secured Party's custody. Secured Party shall be deemed to have exercised reasonable care if such property is accorded treatment substantially equal to that which Secured Party accords its own property or if Secured Party takes action with respect to the Collateral as the Borrower shall request or agree to in writing, provided that no failure to comply with such request nor any omission to do any such act requested by the Borrower shall be deemed a failure to exercise reasonable care. Secured Party's failure to take steps to preserve rights against any parties or property shall not be deemed to be failure to exercise reasonable care with respect to the Collateral in Secured Party's custody. All risk of loss, damage, or destruction of the Collateral shall be borne by Debtor.

SECTION 8.9. DEBTOR'S CONTRACTS. Debtor shall remain liable to perform its Obligations under any contracts and agreements included in the Collateral to the same extent as though this Agreement had not been entered into, and Secured Party shall not have any obligation or liability under such contracts and agreements by reason of this Agreement or otherwise.

SECTION 8.10. REINSTATEMENT OF LIENS. If, at any time after payment in full by Debtor of all Obligations and termination of Secured Party's Liens, any payments on Obligations previously made by Debtor or any other person must be disgorged by Secured Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, or reorganization of Debtor or such other person), this Agreement and Security Party's Liens granted hereunder shall be reinstated as to all disgorged payments as though such payments had not been made, and Debtor shall sign and deliver to Secured Party all documents and things necessary to reperfect all terminated Liens.

SECURED 8.11. SECURED PARTY EXPENSES. If Debtor fails to pay any moneys (whether taxes, assessments, insurance premiums, or otherwise) due to third persons or entities, fails to make any deposits or furnish any required proof of payment of deposit, or fails to discharge any Lien prohibited hereby, all as required under the terms of this Agreement, then Secured Party may, to the extent that it determines that such failure by Debtor could have a material adverse effect on Secured Party's interests in the Collateral, in its discretion and without prior notice to Debtor, make payment of the same or any part thereof. Any amounts paid or deposited by Secured Party shall constitute Secured Party Expenses, shall become part of the Obligations, shall bear interest at the rate then in effect under the Note chosen by Secured Party, and shall be Secured by the Collateral. Any payments made by Secured Party shall not constitute (a) an agreement by Secured Party to make similar payments in the future or (b) a waiver by Secured Party of any Event of Default under this Agreement. Secured Party need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or Lien, and the receipt of the usual official notice for the payment of moneys to a government entity shall be conclusive evidence that the same was validly due and owing.

Debtor shall immediately and without demand reimburse Secured Party for all sums expended by Secured Party that constitute Secured Party Expenses, and Debtor hereby authorizes and approves all advances and payments by Secured Party for items constituting Secured Party Expenses.

SECTION 8.12. INSPECTION OF COLLATERAL AND RECORDS. Should an Event of Default occur and be continuing, then, during Debtor's usual business hours, Secured Party may inspect and examine the Collateral and check and test the same as to quality, quantity, value, and condition (and Debtor agrees to reimburse Secured Party for its reasonable costs and expenses in so doing). Secured Party shall also have the right at any time or times hereafter, during Debtor's usual business hours, and without unreasonable interference with Debtor's business operations, or during the usual business hours of any third Party having control over the records of Debtor, to inspect and verify Debtor's Books in order to verify the amount or condition of, or any other matter relating to, the Collateral and Debtor's financial condition and to copy and make extracts therefrom, Debtor waives the right to assert a confidential relationship, if any, it may have with any accounting firm and/or service bureau in connection with any information requested by Secured Party pursuant to this Agreement and agrees that Secured Party may directly contact any such accounting firm and/or service bureau in order to obtain such information.

SECTION 8.13. DEPOSIT ACCOUNTS. In order to perfect Secured Creditor's security interest in Debtor's deposit accounts maintained at any financial institutions at which Debtor maintains deposit accounts now or in the future. Debtor agrees to execute a form of notification to such financial institutions(s) in order to notify them of Secured Creditor's Lien in such deposit accounts.

SECTION 8.14. WAIVERS. Debtor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, Accounts, documents, instruments, chattel paper and guaranties at any time held by Secured Party on which Debtor may in any way be liable.

SECTION 8.15. [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

                                    Section 9

                          REPRESENTATION AND WARRANTIES

                  [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

                                   Section 10

                                    COVENANTS

SECTION 10.1. LEASE OR ENCUMBRANCE OF ASSETS. Debtor shall not lease any assets as lessee and shall not create, incur, assume or permit to exist any Lien on any asset not owned or hereafter acquired by Debtor, except for Liens to Secured Party and Permitted Liens.

SECTION 10.2. BUSINESS. Debtor shall engage primarily in business of the same general character and shall not make any investment in any other entity through the direct or indirect holding of securities or otherwise.

SECTION 10.3. CONDITION AND REPAIR. Debtor shall maintain in good repair and working order all properties used in its business and from time to time shall make all appropriate repairs and replacements thereof.

SECTION 10.4 INSURANCE. Debtor, at its expense, shall keep and maintain the Inventory and Equipment insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks ordinarily insured against by other owners who use such properties in similar businesses for the full insurable value thereof. Debtor shall also keep and maintain business interruption, public liability, and property damage insurance relating to Debtor's ownership and use of the Inventory and Equipment and its other assets. All such policies of insurance shall be in such form, with such companies, and in such amounts as may be satisfactory to Secured Party. Debtor shall deliver to Secured Party certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All such policies of insurance shall contain a provision that Secured Party shall be given thirty (30) days prior written notice of material change or cancellation of said policy and that no such change or cancellation shall be effective as to Secured Party in the absence of such notice and shall contain an endorsement in a form satisfactory to Secured Party showing Secured Party as a loss payee thereof, with full waiver of warranties, and all proceeds payable thereunder shall be payable to Secured Party and, upon receipt by Secured Party, shall be applied on account of the Obligations unless Secured Party consents to allow Debtor, upon Debtor's request, to use the proceeds to replace the destroyed Collateral and/or repair damaged Collateral. To secure the payment of the Obligations, Debtor grants Secured Party a security interest in and to all such policies of the Obligations, Debtor grants Secured Party a security interest in and to all such policies of insurance (except those of public liability and property damage) and the proceeds thereof, and Debtor shall direct all insurers under such policies of insurance to pay all proceeds thereof directly to Secured Party.

     Debtor hereby irrevocably appoints Secured Party (and any of Secured Party's officers, employees, or agents designated by Secured Party) as Debtor's attorney following the occurrence of an Event of Default, for the purpose of making, settling, and adjusting all claims under such policies of insurance, endorsing the name of Debtor on any check, draft, instrument, or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. Debtor will not cancel any of such policies without Secured Party's prior written consent. Each such insurer shall agree by endorsement upon the policy or policies of insurance issued by it to Secured Party as required above, or by independent instruments furnished to Secured Party, that it will give Secured Party at least thirty (30) days' written notice before any such policy or policies of insurance will be altered or canceled and that no act or default of Debtor, or any other person, shall affect the right of Secured Party to recover under such policy or policies of insurance or to pay any premium in whole or part relating thereto. If Debtor fails to comply with its covenants contained in
Section 10.4, Secured Party may, but shall have no obligation to, obtain action with respect to such policies that Secured Party deems prudent. All sums so disbursed by Secured Party, as well as reasonable attorney fees, court costs, expenses, and other charges relating thereto, shall constitute Secured Party Expenses and are payable on demand.

SECTION 10.5. TAXES. Debtor shall pay all taxes, assessment, and other governmental charges imposed upon it or any of its assets or in respect of any of its franchises, business, income, or profits before any penalty or interest accrues thereon, and all claims (including without limitation, claims for labor, services, materials, and supplies) for sums that have become due and payable and that by law have or might become a Lien or charge upon any of its assets, provided that (unless any material item or property would be lost, forfeited, or materially impaired as result thereof) no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, if Secured Party is notified in advance of such contest, and if Debtor establishes any reserve or other appropriate provision required by generally accepted accounting principles and deposits with Secured Party cash or an acceptable bond in an amount equal to twice the amount of such charge or claim. Debtor shall make timely payment or deposit of all FICA payment and withholding taxes required of it by applicable laws and will, upon request, furnish Secured Party with proof satisfactory to Secured Party indicating that Debtor has made such payments or deposits.

SECTION 10.6. [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

SECTION 10.7. [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

SECTION 10.8. [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

SECTION 10.9. [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

                                   Section 11

                                EVENTS OF DEFAULT

     Any of the following events shall be an Event of Default:

     (a) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (b) Debtor fails to make any payment of principal, interest, costs and/or fees or any other payment on any Obligation within five (5) days after said payment is due and payable, whether at maturity or by acceleration or otherwise;

     (c) Any representation or warranty made herein by Debtor or in any document furnished to Secured Party by Debtor under this Agreement is incorrect in any material respect;

     (d) Debtor fails to observe or perform any covenant, condition, or agreement to be observed or performed pursuant to the terms hereof, provided such default continues unremedied for thirty (30) days after written notice thereof from Secured Party;

     (e) Debtor fails to keep its assets insured as required herein, or material uninsured damage to or loss, theft, or destruction of the Collateral occurs or fails to deliver to Secured Party satisfactory evidence of the renewal or replacement of any such policy at least fifteen (15) days prior to the expiration date or cancellation of such policy;

     (f) A court enters a decree or order for relief of Debtor in an involuntary case under any applicable bankruptcy, insolvency, or other similar law then in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) of Debtor or for any substantial part of its property, or order the windup or liquidation of Debtor's affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency, or similar law is filed against Debtor and is pending for ninety (90) days without dismissal;

     (g) Debtor commences a voluntary case under any applicable bankruptcy, insolvency, or other similar law then in effect, makes any general assignment for the benefit or creditors, fails generally to pay its debts as such debts become due, or takes corporate action in furtherance of any of the foregoing;

     (h) Final judgment for the payment of money in excess of $150,000.00 is rendered against Debtor and remains undischarged for thirty (30) days during which execution is not effectively stayed;

     (i) Any one or more of the following occurs with respect to Debtor or any ERISA Affiliate if such event or events, individually or in the aggregate, could, in the opinion of Secured Party, have a material adverse effect on the financial condition of Debtor:

          (i) The occurrence of a Reportable Event with respect to a Plan;

          (ii) The filing of a notice of intent to terminate a Plan under
     Section 4041 of ERISA;

          (iii) The receipt of a notice by the administrator of a Plan that the PBGC has instituted proceedings to terminate a Plan or appoint a trustee to administer a Plan;

          (iv) The occurrence of any other event or existence of any other conditions that might, in the opinion of Secured Party, constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan;

          (v) The withdrawal by Debtor or any ERISA affiliate from a Multiemployer Plan or a Plan described in Section 4063 of ERISA;

          (vi) The cessation of operations at a location in the manner described in Section 4068(f) of ERISA;

          (vii) Failure to make full payment when due of all amounts that, under the provisions of any Plan or applicable law, Debtor or any ERISA Affiliate is required to pay as contribution thereto; or

          (viii) Debtor or any ERISA Affiliate creates an accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the IRC with respect to any Plan, irrespective of whether waived;

     (j) Any guarantor revokes or attempts to revoke its guaranty of any of the Obligations, or dies, or becomes the subject of an insolvency proceeding of the type described in clauses (f) or (g) above with respect to Debtor;

     (k) Debtor makes any payment on account of indebtedness that has been subordinate to any

Obligations, other than payments specifically permitted by the terms of such subordination;

     (l) Any person holding indebtedness that has been subordinated to any Obligations dies, terminates the subordination arrangement or asserts that it is terminated, or becomes the subject of an insolvency proceeding of the type described in (f) or (g) above with respect to Debtor;

     (m) An Event of Default occurs under any Security Document and continues beyond any applicable notice and cure period;

     (n) Debtor defaults under the terms of any indebtedness or lease involving total payment obligations of Debtor in excess of $100,000.00 and such default is not cured within the time period permitted pursuant to the terms and conditions of such indebtedness or lease, or an event occurs that gives any creditor or lessor the right to accelerate the maturity of any such indebtedness or lease payments;

     (o) Demand is made for payment for any indebtedness, in excess of $100,000.00 that was not originally payable upon demand when incurred but the terms of which were later changed to provide for payment upon demand;

     (p) Debtor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

     (q) A judgment or other claim becomes a Lien upon any or all of Debtor's assets other than a Permitted Lien;

     (r) A notice of Lien, levy, or assessment is filed of record with respect to any or all of Debtor's assets by the United States Government, or any department, agency, or instrumentally thereof, or by any state, county, municipal, or other governmental agency; or any tax or debt owing at any time hereafter to any one or more of such entities becomes a Lien upon any or all of the Debtor's Collateral and the same is not paid on the payment date thereof, except to the extent such tax or debt is being contested by Debtor as permitted in Section 10.5;

     (s) There is a material impairment of the priority of Secured Party's Liens on the Collateral;

     (t) A material portion of Debtor's assets are attached, seized, or subjected to writ or distress warrant, or are levied upon, or come into the possession of any judicial officer and such seizure or levy is not released within ten (10) days;

     (u) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (v) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (w) Any patent, trademark, copyright, or other intellectual property right or process owned by Debtor or licensed to Debtor is declared invalid or is declared to infringe on the rights of any other person, if such declaration is nonappealable or prevents the use of such patent, trademark, copyright, or other intellectual property right or process and if such loss of the use of such patent, trademark, copyright, or other intellectual property right or process will have a demonstrable material impact on the consolidated net revenue of Debtor;

     (x) [THIS SECTION HAS BEEN INTENTIONALLY DELETED];

     (x) [THIS SECTION HAS BEEN INTENTIONALLY DELETED];

     (y) Any representation or warranty made in writing to Secured Party by any officer of Debtor in connection with the transaction contemplated in this Agreement is materially incorrect when made; or

     (aa) Debtor fails to comply with all of the material requirements of any Environmental Protection Statute to which Debtor, the Collateral, or any of Debtor's other property is subject.

     (bb) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (cc) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

                                   SECTION 12

                                    REMEDIES

SECTION 12.1 SPECIFIC REMEDIES. Upon the occurrence of any Event of Default and during the continuation thereof:

     (a) Secured Party may cease advancing money or extending credit to or for the benefit of Debtor under the Loan Agreement, under any of the other Security Documents, or under any other agreement between Debtor and Secured Party.

     (b) Secured Party may declare all Obligations to be due and payable immediately, whereupon they shall immediately become due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Debtor.

     (c) Secured Party may set off against the Obligations all Collateral, balance, credits, deposits, Accounts, or moneys of Debtor then or thereafter held with Secured Party, including amounts represented by certificates of deposit.

     (d) Secured Party may enter any premises of Debtor, with or without judicial process, and take possession of the Collateral. Secured Party may remove the Collateral and may remove and/or copy all records pertaining thereto, and/or Secured Party may remain on such premises and use the premises for the purpose of collection, preparing, and disposing of the Collateral, without any liability for rent or occupancy charges. Debtor shall, upon request of Secured Party, assemble the Collateral and any records pertaining thereto and make them available at a place designated by Secured Party that is reasonably convenient to both parties.

     (e) Secured Party may dispose of the Collateral in its then-existing condition or, at its election, may take such measures as it deems necessary or advisable to refurbish, repair, improve, process, finish, operate, demonstrate, and prepare for sale the Collateral and may store, ship, reclaim, recover, protect, advertise for sale or lease, and insure the Collateral. Secured Party may use and operate Equipment of Debtor in order to process or finish Inventory included in the Collateral. If any Collateral consists of documents, Secured Party may proceed either as to the documents or as to the goods represented thereby.

     (f) Secured Party may pay, purchase, contest, or compromise any encumbrance, charge or Lien that, in the opinion of Secured Party, appears to be prior or superior to its Lien and pay all expenses incurred in connection therewith.

     (g) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (h) Secured Party may (i) notify Account Debtors to make payment on Accounts and General Intangible directly to Secured Party; (ii) settle, adjust, compromise, extend, or renew Accounts or

General Intangibles, either before or after legal proceedings to collect such Accounts or General Intangibles have commenced; (iii) prepare and file any bankruptcy proofs of claim or similar documents against any Account Debtor; (iv) prepare and file any notice, assignment, satisfaction, or release of Lien, UCC termination statement; or any similar document; (v) sell or assign Accounts and General Intangibles, individually or in bulk, upon such terms, for such amounts, and at such time or times as Secured Party deems advisable; and (vi) complete the performance required of Debtor under any contract or agreement to which Debtor is a Party and out of which Accounts or General Intangibles arise or may arise. Secured Party may use and operate Debtor's Equipment for all such purposes.

     (i) Secured Party may (i) endorse Debtor's name on all checks, notes, drafts, money orders, or other forms of payment of or security for Accounts or other Collateral; (ii) sign Debtor's name on drafts drawn on Account Debtors or issuers of letters of credit; and (iii) notify the postal authorities in Debtor's name to change the address for delivery of Debtor's mail to an address designated by Secured Party, receive and open all mail address to Debtor, copy all mail, retain all mail relating to Collateral, and hold all other mail available for pickup by Debtor.

     (j) Secured Party may sell the Collateral at public or private sale and is not required to repossess Collateral before selling it. Any requirement of reasonable notice of any disposition of the Collateral shall be satisfied if such notice is sent to Debtor ten (10) days prior to such disposition by any of the methods provided in Section 13.6 hereof. Debtor shall be credited with net proceeds of such sale only when they are actually received by Secured Party, and Debtor shall continue to be liable for any deficiency remaining after the Collateral is sold or collected.

     (k) Debtor further agrees that if Secured Party shall solicit bids from three or more dealers in the type of property repossessed by Secured Party hereunder, any sale by Secured Party of such property in bulk or in parcels to the bidder submitting the highest cash bid therefor shall also be deemed to be a commercially reasonable means of disposing of Collateral. Secured Party may adjourn any public or private sale from time to time to a reasonably specified time and place by announcement at the time and place of sale previously fixed, without further notice by publication or otherwise of the time and place of such adjourned sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (l) If the sale is to be a public sale, Secured Party shall also give notice of the time and place by publishing a notice one time at least ten (10) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held.

     (m) To the maximum extent permitted by applicable law, Secured Party may be the purchaser of any or all of the Collateral at any public sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any public sale, to use and apply all or any part of the Obligations as a credit on account of the purchase price of any Collateral payable by Secured Party at such sale.

SECTION 12.2. LICENSE. Secured Party is hereby granted a license or other right to use, without charge, Debtor's patents, copyrights, trade secrets, technical processes, rights of use of any name,


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

trade names, trademarks, labels, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and Debtor's rights under all licenses and all agreements shall inure to Secured Party's benefit.

SECTION 12.3 POWER OF ATTORNEY. Debtor hereby appoints Secured Party(and any of Secured Party's officers, employees, or agents designated by Secured Party) as Debtor's attorney, with power after the occurrence and during the continuation of an Event of Default: (a) to endorse Debtor's name on any checks, notes, acceptances, money orders, drafts, or other forms of payment or security that may come into Secured Party's possession; (b) to sign Debtor's name on drafts against Account Debtors, on schedules and assignments of Accounts, on verification of Accounts, and on notices to Account Debtors; (c) to notify the post office authorities to change the address for delivery of Debtor's mail to an address designated by Secured Party, to receive and open all mail addressed to Debtor, and to retain all mail relating to the Collateral and forward all other mail to Debtor; (d) to send requests for verification of Accounts; and (e) to do all things necessary to carry out this Agreement. The appointment of Secured Party as Debtor's attorney and each and every one of Secured Party's rights and powers, being coupled with an interest, are irrevocable as long as any Obligations are outstanding. Any person dealing with Secured Party shall be entitled to rely conclusively on any written or oral statement of Secured Party that this power of attorney is in effect. Secured Party may also use Debtor's stationery, after the occurrence and during the continuation of an Event of Default, in connection with exercising its rights and remedies and performing the Obligations of Debtor.

SECTION 12.4. EXPENSES SECURED. All expenses, including reasonable attorney fees, incurred by Secured Party in the exercise of its rights and remedies provided in this Agreement, in any other Security Document, or by law shall be payable by Debtor, shall be part of the Obligations, and shall be Secured by the Collateral.

SECTION 12.5. EQUITABLE RELIEF. Debtor recognizes that in the event Debtor fails to perform, observe, or discharge any of its obligations or liabilities under this Agreement, no remedy of law will provide adequate relief to Secured Party, and Debtor agrees that Secured Party shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual Damages.

SECTION 12.6. REMEDIES ARE CUMULATIVE. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other right or remedy given under this Agreement or under any other agreement between Secured Party and Debtor or now or hereafter existing at law or in equity or by statute. Secured Party may pursue its rights and remedies concurrently or in any sequence, and no exercise of one right or remedy shall be deemed to be an election. No delay by Secured Party shall constitute a waiver, or acquiescence by it.


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

                                   SECTION 13

                            MISCELLANEOUS PROVISIONS

SECTION 13.1. DELAY AND WAIVER. No delay or omission to exercise any right shall impair any such right or be a waiver thereof, but any such right may be exercised from time to time and as often as may be deemed expedient. A waiver on one occasion shall be limited to that particular occasion.

SECTION 13.2. COMPLETE AGREEMENT. This Agreement and the Exhibits are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing that explicitly states that it amends this Agreement and is signed by the Party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts, each of which will be an original and all of which will constitute a single agreement.

SECTION 13.3. SEVERABILITY;HEADINGS. If any part of this Agreement or the application thereof to any person or circumstance is held invalid, the remainder of this Agreement shall not be affected thereby. The section headings herein are included for convenience only and shall not be deemed to be a part of this Agreement.

SECTION 13.4. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, and assigns of the parties hereto; however, Debtor may not assign any of its rights or delegate any of its obligations hereunder. Secured Party (and any subsequent assignee) may transfer and assign this Agreement and deliver the Collateral to the assignee, who shall thereupon have all of the rights of Secured Party; and Secured Party (or such subsequent assignee who in turn assigns as aforesaid) shall then be relieved and discharged of any responsibility or liability with respect to this Agreement and said Collateral.

SECTION 13.5. MULTIPLE DEBTORS. If there is more than one Debtor, the following provisions shall apply:

(a) each Debtor agrees that it is jointly and severally, directly, and primarily liable to Secured Party for payment in full of the Obligations and that such liability is independent of the duties. Obligations, and liability of each and all of the other joint and several Debtors. Secured Party may bring a separate action or actions on the Obligations against each, any, or all of the Debtors, whether action is sought against any other or all of such Debtors or any one or more of the Debtors is or is not joined therein.


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

(b) Each Debtor agrees that any release that may be given by Secured Party to any one or more of the Debtors or any guarantor of the Obligations shall not release any other Debtor from its Obligations hereunder.

(c) Each Debtor hereby waives any right to assert against Bank any defense (legal or equitable), setoff, counterclaim, or claims that such Debtor individually may now or any time hereafter have against another Debtor or any other party liable to Secured Party in any manner or way whatsoever.

(d) Any and all present and future debt and other obligations of any Debtor to any other Debtor are hereby subordinated to the full payment and performance of the Obligations; provided, however, such debt and other obligations may be incurred and repaid, subject to the terms of this agreement, as long as no Event of Default shall have occurred and not have been waived.

(e) Each Debtor is presently informed as to the financial condition of each of the other Debtors and of all other circumstances that a diligent inquiry would reveal and that bear upon the risk of nonpayment of the Obligations. Each Debtor hereby covenants that it will continue to keep itself informed as to the financial condition of all other Debtors, the status of all other Debtors, and all circumstances that bear upon the risk of nonpayment. Absent a written request from any of the Debtors to Secured Party for information, each Debtor hereby waives any and all rights it may have to require Secured Party to disclose to such Debtor any information that Secured Party may now or hereafter acquire concerning the condition or circumstances of any of the Debtors.

(f) Each Debtor hereby waives all rights to notices of default, existence, creation, or incurring of new or additional indebtedness and all other notices of formalities to which such Debtor may, as a joint and several Debtor hereunder, be entitled.

(g) The term "Debtor" shall mean "the Debtors and each of them individually and collectively."

SECTION 13.6. NOTICES. Any notices under or pursuant to his Agreement shall be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, or when delivered by courier or when transmitted by telex, telecopy, or similar electronic medium to the following addresses:

     To Debtor:          PEOPLES EDUCATIONAL HOLDINGS, INC.
                         AND
                         PEOPLES EDUCATION, INC.
                         299 MARKET STREET,
                         SADDLE BROOK, NJ 07663

     With a
     copy to:            ROBINS, KAPLAN, MILLER & CIRESI L.L.P.
                         2800 LASALLE PLAZA
                         800 LASALLE AVENUE
                         MINNEAPOLIS, MN 55402

     To Secured Party:   SOVEREIGN BANK
                         1500 MARKET STREET
                         PHILADELPHIA, PA 19102

     with a
     copy to:            LAW OFFICES OF MCGILL & LANOCE
                         6064 RIDGE AVENUE
                         PHILADELPHIA, PENNSYLVANIA 19128
                         ATTENTION: FRANCIS E. MCGILL, III, ESQUIRE

     Either Party may change such address by sending notice of the change to the other Party; such change of address shall be effective only upon actual receipt of the notice by the other Party.

SECTION 13.7. GOVERNING LAW. All acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed, construed, and interpreted in accordance with the domestic laws of the Commonwealth of Pennsylvania.

SECTION 13.8.Waiver of Jury Trial; Consent to Jurisdiction and Venue; Consent to Service of Process. THE DEBTOR WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS OR ANY OF THE TRANSACTIONS RELATED TO ANY OF THE SECURITY DOCUMENTS. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY DEBTOR AND DEBTOR ACKNOWLEDGES THAT NEITHER SECURED PARTY NOR ANY PERSON ACTING ON BEHALF THEREOF HAS OR HAVE MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE DEBTOR FURTHER ACKNOWLEDGES THAT DEBTOR HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED BY DEBTOR'S OWN FREE WILL, AND THAT DEBTOR HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE DEBTOR AGREES THAT THE OBLIGATIONS EVIDENCED BY THIS AGREEMENT ARE EXEMPTED TRANSACTIONS UNDER THE TRUTH-IN-LENDING ACT, 15 U.S.C. SECTION 1601, ET SEQ. DEBTOR FURTHER ACKNOWLEDGES THAT DEBTOR HAS READ AND UNDERSTANDS THE MEANING OF THIS WAIVER PROVISION. DEBTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT AS SECURED PARTY MAY SELECT, FOR ANY PROCEEDING IN CONNECTION HEREWITH. DEBTOR AND HEREBY WAIVES OBJECTIONS AS TO VENUE AND CONVENIENCE OF FORUM IF VENUE IS IN

PHILADELPHIA COUNTY, PENNSYLVANIA OR THE COUNTY OF BERGEN, NEW JERSEY OR IN ANY FEDERAL DISTRICT COURT IN PENNSYLVANIA, DELAWARE OR NEW JERSEY. THE FOREGOING SHALL BE DEEMED INDEPENDENT COVENANTS.

SECTION 13.10. MANDATORY PREPAYMENTS. NOTWITHSTANDING ANYTHING CONTAINED IN ANY SECURITY DOCUMENT, UPON ANY MATERIAL SALE OF COLLATERAL, AS DETERMINED BY SECURED PARTY IN ITS SOLE DISCRETION, DEBTOR SHALL IMMEDIATELY REPAY, WITHOUT THE OPPORTUNITY TO REBORROW, 100% OF THE PROCEEDS FROM THE SALE OF THE COLLATERAL. NOTWITHSTANDING ANYTHING CONTAINED IN ANY SECURITY DOCUMENT, UPON SECURED PARTY MATERIALLY ISSUING OR INCURRING DEBT, AS DETERMINED BY SECURED PARTY IN ITS SOLE DISCRETION, DEBTOR SHALL IMMEDIATELY REPAY, WITHOUT THE OPPORTUNITY TO REBORROW, 100% OF THE PROCEEDS FROM SAID ISSUANCE OR INCURRENCE OF DEBT. NOTWITHSTANDING ANYTHING CONTAINED IN ANY SECURITY DOCUMENT, UPON SECURED PARTY ISSUING EQUITY OR RECEIVING CAPITAL CONTRIBUTIONS, AS DETERMINED BY SECURED PARTY IN ITS SOLE DISCRETION, DEBTOR SHALL IMMEDIATELY REPAY, WITHOUT THE OPPORTUNITY TO REBORROW, 50% OF THE PROCEEDS FROM SAID EQUITY ISSUANCE OR CAPITAL CONTRIBUTIONS.

     IN WITNESS WHEREOF, the Debtor and the Secured Party have executed this Agreement by their duly authorized officers as of the date first above written.

WITNESS:

                                       PEOPLES EDUCATIONAL HOLDINGS, INC.


                                       BY: /S/ BRIAN T. BECKWITH
------------------------                   ------------------------------------
                                           BRIAN T. BECKWITH
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER


                                       PEOPLES EDUCATION, INC.


                                       BY: /S/ BRIAN T. BECKWITH
------------------------                   -------------------------------------
                                           BRIAN T. BECKWITH
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER


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